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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES


                         Ecusta Australia Pty. Limited
                         Ecusta Fibers Ltd.
                         Ecusta Export Trading Corp.
                         Glatfelter Investments, Inc.
                         The Glatfelter Pulpwood Company
                         Spring Grove Water Company
                         Glatfelter of Nevada





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